Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of TMSF REIT, Inc. on Form S-4 of our report, dated March 29, 2005, relating to the financial statements of TMSF Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
September 30, 2005